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                       DEVELOPMENT AND MARKETING AGREEMENT

     This Agreement is made effective as of January 17, 2000 (the "Effective
         Date") by and between Adaptec, Inc., a Delaware corporation with its offices at 691 South Milpitas Blvd., Milpitas, California 95035, Adaptec CI, Ltd. a Cayman Islands corporation with its place of business at P.O. Box 265GT, Walker House, Georgetown, Grand Cayman, Cayman Islands ("Adaptec" shall mean Adaptec Inc. and Adaptec CI, Ltd. collectively), and Agilent Technologies, Inc., a Delaware corporation with its offices at 370 W. Trimble Road, San Jose, California 95131 ("Agilent").

                                    RECITALS

     WHEREAS, Agilent has developed and currently maintains certain Fibre
         Channel hardware and software technologies.

     WHEREAS, Agilent and Adaptec desire to cooperate in the further development of the certain Fibre Channel hardware and software technologies.

     WHEREAS, Adaptec, Inc. and Adaptec CI, Ltd. wish to acquire certain US and non-US rights, respectively, to the certain Fibre Channel hardware and software technologies and any developments to the certain Fibre Channel hardware and software technologies made by Adaptec and Agilent.

     NOW, THEREFORE, Adaptec and Agilent agree as follows:

     1. DEFINITIONS.

          "Adaptec Field of Use" means (i) any product based on an IA-32 or IA-64 compatible computer processor as operated exclusively with widely commercially available, widely platform compatible operating systems such as NT, Windows 2000, UnixWare, NetWare, Solaris x86, Linux, Win95, Win98, and standard extensions of these operating systems, (ii) any product based on a follow-on computer processor that uses an operating system designated in subdivision
              (i) above and which is IA-32 or IA-64 compatible, (iii) any MacIntosh operating system compatible product, and (iv) Boards that support only widely commercially available, widely platform compatible operating systems such as NT, Windows 2000, UnixWare, NetWare, Solaris x86, Linux, Win95, Win98, and standard extensions of these operating systems, sold to Distributors.

         "Agilent Field of Use" means (i) any product based on a computer processor with a Sparc, MIPS, Power PC or PA-RISC architecture, or other architecture that is not IA-32 or IA-64 compatible; (ii) any product sold by a third party peripheral device or Fibre Channel Infrastructure device manufacturer; (iii) any computer processor that uses in any way an operating system not specified in the definition for "Adaptec Field of Use", (iv) Boards that support only operating systems other than the widely commercially available, widely platform compatible operating systems such as NT, Windows 2000, UnixWare, NetWare, Solaris x86, Linux, Win95, Win98, sold to Distributors, and (v) any other product not in conflict with the Adaptec Field of Use.

         "Boards" means all versions developed prior to and during the term of this Agreement of those add-in host cards, including but not limited to those recited in Exhibit D, that (i) connect a Peripheral Component Interconnect (PCI) or its extensions to a Fibre Channel Infrastructure and (ii) are not RAID capable (an add-in host card is considered RAID capable if (a) it has a hardware XOR function on the card or (b) the RAID code is run on a microprocessor on the add-in host card excepting RAID 0).

         "Board Designs" means the schematic designs and/or tapeouts for any and all Boards.

         "Board and Chip Supply Agreement" means the Board and Chip Supply
              Agreement substantially in the form attached as Exhibit A hereto.

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         "Chips" means those semiconductor products listed in Exhibit B and any additional standard product PCI Fibre Channel Protocol ICs released by Agilent during the term of this Agreement.

         "Distributor" means any non-OEM individual or entity that purchases any product in order to resell without substantial modification to another individual or entity.

         "Fibre Channel Driver Software" means all versions, including but not limited to all source code versions and those recited in Exhibit C, developed prior to and during the term of this Agreement of (i) the Fibre Channel Layer Code, (ii) the Fibre Channel O/S Layer Driver Code, including firmware, and Chip-compatible BIOS code and
              (iii) any and all associated documentation. This definition excludes software developed for the Tachyon HHBA-5000 HBA, which was derived from software licensed from a third party.

         "Fibre Channel Infrastructure" means the components used to create a Storage Area Network, including switches, routers, and hubs, but excluding fibre channel boards, chips, and any and all components related to a main server.

         "Fibre Channel Layer Code" means the code that resides below the application program interface ("API") as described in the driver architecture specification listed in Exhibit C.

         "Fibre Channel Management Software" means all versions developed during the term of this Agreement of (i) any code that resides above the Fibre Channel Driver Software (e.g., management and control software, zoning software), and (ii) any and all associated documentation.

         "Fibre Channel O/S Layer Driver Code" means the code that resides above the API as described in the driver architecture specification listed in Exhibit C.

         "Parties" means Adaptec and Agilent collectively.

         "Party" means either Adaptec or Agilent as indicated by the context.

         "Start-Up Period" means the period of time commencing on the Effective
              Date and continuing until Agilent completes the delivery of all deliverables ordered within nine (9) months of the Effective Date by Adaptec pursuant to Section 4.

     2. CHIPS AND BOARDS.

         2.1. MANUFACTURE AND SUPPLY OF CHIPS. Pursuant to the Board and Chip Supply Agreement, Agilent will manufacture and supply Chips to Adaptec at Agilent's then most favorable OEM pricing, excluding strategic alliance partnership pricing as defined in Exhibit H, for the purposes of (i) incorporating such Chips into Boards for use in the Adaptec Field of Use, (ii) using such Chips in activities related to such incorporation (including, but not limited to, testing and certifying such Chips), and (iii) marketing, distributing, selling, sublicensing, and supporting customers in the use of the Chips as incorporated in such Boards. Agilent is precluded from enabling new open market PCI Fibre Channel Host Adapter vendors. Agilent customers who currently offer open market PCI Fibre Channel Host Adapters consist of, and for purposes of this Agreement are limited to, Interphase, JNI, Prisa, Systran, and Compaq.

         2.2. MANUFACTURE AND SUPPLY OF BOARDS. Pursuant to the Board and Chip Supply Agreement, Agilent will manufacture and supply those Boards listed in Exhibit D to Adaptec for use in the Adaptec Field of Use at Agilent's then most favorable OEM pricing for the purposes of
              (i) incorporating the Boards into products for use in the Adaptec Field of Use, (ii) marketing, distributing, selling, sublicensing, and supporting customers in the use of such Boards and products, and (iii) using such Boards in related activities (including, but not limited to, testing and certifying such Boards).

         2.3. SALE OF STAND-ALONE CHIPS. Agilent appoints Adaptec to be Agilent's Chip sales representative for the sale of Chips to certain third parties. The certain third parties shall initially comprise those companies, excluding Intel, that develop and/or distribute technologies within the Adaptec Field of Use. A

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              manufacturer's representation agreement (the "Manufacturer's
              Representation Agreement") detailing this relationship will be drafted and executed by the Parties. Additional third parties for which Adaptec will act as Agilent's Chip sales representative will be added to the Manufacturer's Representation Agreement by mutual consent of the Parties at regularly scheduled conferences, which will occur at least every six months.

         2.4. IMPLEMENTATION OF PATENTED TECHNOLOGY; GRANT OF LICENSE.

              For certain technologies used in the Chips, Agilent currently owns patents or is seeking patent protection. Agilent grants to Adaptec a non-exclusive, world-wide, royalty-free license to all such technologies and any and all related patents for any and all purposes contemplated by this Agreement. Agilent contemplates that such technologies may, in the future, be implemented in firmware, including the firmware portion of the Fibre Channel Driver Software, and that Chips provided to Adaptec hereunder may embody such firmware implementations. Agilent agrees that the license grants made by Agilent to Adaptec in this Agreement, including but not limited to those to the Chips and the Fibre Channel Driver Software, shall cover such firmware implementations, and that such license grants shall cover any Chips sold to Adaptec and any products that incorporate the Chips during and after the term of this Agreement, for the full lifetime of any such patents. However, Agilent retains full and complete ownership of all such patents, and makes no transfer of any ownership, part or full, of any such patents to Adaptec.

     3. FIBRE CHANNEL DEVELOPMENT COMMITTEE.

              A panel comprised of one (1) engineering representative and one
              (1) marketing representative from each Party (the "Fibre Channel Development Committee") will meet every six (6) months to develop and audit a rolling twelve (12) month development schedule for all Fibre Channel technologies contemplated by this Agreement (the "Fibre Channel Development Schedule"). The Initial Fibre Channel Development Schedule is attached hereto as Exhibit E. The Fibre Channel Development Committee will determine which modifications to the existing technology are mandatory, and to which Party and by what schedule such mandatory modifications are to be developed.

     4. INITIAL DELIVERABLES. Agilent will use commercially reasonable efforts to provide the deliverables and services as scheduled in the Deliverables Schedule attached hereto as Exhibit F.

     5. FIBRE CHANNEL DRIVER SOFTWARE.

         5.1. DELIVERY BY AGILENT. Within 30 days after the Effective Date, Agilent shall deliver to Adaptec copies of the then most current version(s) of the Fibre Channel Driver Software. The Fibre Channel Driver Software must conform to the Fibre Channel Driver Software Specifications attached hereto as Exhibit C. Agilent shall deliver the Fibre Channel Driver Software in a form and format mutually agreed upon by the Parties.

         5.2. LICENSE GRANT TO FIBRE CHANNEL DRIVER SOFTWARE.

             Agilent hereby grants to Adaptec:

             (i) a license, exclusive except with respect to Agilent, to (x)
                 use, copy, test, modify, and certify the Fibre Channel O/S Layer Driver Code, (y) market, distribute, sell, price, and sublicense the right to use the Fibre Channel O/S Layer Driver Code as used with Chips, and (z) support customers in the use of the Fibre Channel O/S Layer Driver Code as used with Chips, to the extent necessary for any and all purposes contemplated by this Agreement; and,

             (ii)a license, exclusive except with respect to Agilent and those
                 Agilent customers who require the Fibre Channel Layer Code for use in embedded designs, to (x) use, copy, test, modify, certify the Fibre Channel Layer Code, (y) market, distribute, sell, price, sublicense the right to use the Fibre Channel Layer Code as used with Chips, and (z) support customers in the use of the Fibre Channel Layer Code as used with Chips to the extent necessary for any and all purposes contemplated by this Agreement.

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

         5.3. ENFORCEMENT OF RIGHTS. Adaptec, as licensee of the Fibre Channel Driver Software, shall have power and right, in the event that Agilent, (i) having actual notice of an infringement, misappropriation, or any other violation of any and all intellectual property rights, excluding Agilent's trademark rights, associated with the Fibre Channel Driver Software (collectively, "Fibre Channel Driver Software Infringement"), gives formal notice to Adaptec of its decision not to take any action in response to such Fibre Channel Driver Software Infringement, or (ii) fails to give such formal notice to Adaptec within 10 business days of receiving actual notice of such violation, (x) to institute and prosecute at its own expense suits for such Fibre Channel Driver Software Infringement, (y) to enjoin such Fibre Channel Driver Software Infringement and to collect damages, profits, and awards of whatever nature recoverable for such Fibre Channel Driver Software Infringement, and (z) to settle any claim or suit for such Fibre Channel Driver Software Infringement by granting to the alleged Infringer a sublicense to the Fibre Channel Driver Software. Agilent will assist Adaptec and provide reasonably necessary cooperation to Adaptec in such suits and settlements, including but not limited to assigning Adaptec power of attorney and any other rights necessary for the prosecution of such suits and/or joining as party plaintiff in such suits if required by law for the prosecution of such suits. Adaptec explicitly retains all rights and powers associated with its trademarks, regardless of whether any or all of such trademarks are associated with the Fibre Channel Driver Software.

         5.4. RESERVATION OF RIGHTS. Any rights to the Fibre Channel Driver Software that are not expressly granted to Adaptec in this Agreement are reserved by Agilent.

     6. MODIFICATIONS TO FIBRE CHANNEL DRIVER SOFTWARE.

         6.1. MODIFICATIONS BY AGILENT. Agilent shall use reasonable efforts to develop the Agilent mandatory modifications to the Fibre Channel Driver Software as identified in the Initial Fibre Channel Development Schedule attached hereto as Exhibit E and as determined by the Fibre Channel Development Committee, and may from time to time during the term of this Agreement make additional modifications to the Fibre Channel Driver Software (collectively, the "Agilent Fibre Channel Driver Software Modifications"). Any and all Agilent Fibre Channel Driver Software Modifications shall be presented on a timely basis by Agilent to the Fibre Channel Driver Software Panel, as defined below, in a form and format specified by the Fibre Channel Driver Software Panel for its consideration.

         6.2. MODIFICATIONS BY ADAPTEC. Adaptec shall use its reasonable efforts to develop the Adaptec mandatory modifications to the Fibre Channel Driver Software as identified in the Fibre Channel Driver Software Modification Schedules as determined by the Fibre Channel Development Committee, and may from time to time during the term of this Agreement make additional modifications to the Fibre Channel Driver Software (collectively, the "Adaptec Fibre Channel Driver Software Modifications"). Any and all Adaptec Fibre Channel Driver Software Modifications shall be presented on a timely basis by Adaptec to the Fibre Channel Driver Software Panel, as defined below, in a form and format specified by the Fibre Channel Driver Software Panel for its consideration.

         6.3. DELIVERY AND ACCEPTANCE OF MODIFICATIONS. A panel of two (2) engineering representatives from each Party (the "Fibre Channel Driver Software Panel") will meet on a regular basis to present and discuss Agilent Fibre Channel Driver Software Modifications and Adaptec Fibre Channel Driver Software Modifications and to recommend which, if any, of such modifications should be incorporated into the Fibre Channel Driver Software. The Fibre Channel Driver Software Panel shall give priority to and consider in a timely manner all modifications submitted to it by the Parties in accordance with a Fibre Channel Driver Software Modification Schedule. In the event that the Fibre Channel Driver Software Panel recommends that a given Agilent Fibre Channel Driver Software Modification or a given Adaptec Fibre Channel Driver Software Modification be incorporated into the Fibre Channel Driver Software, the Fibre Channel Driver Software Panel may, in its sole discretion, either (i) formally accept such a modification for incorporation into the Fibre Channel Driver Software or (ii) stipulate the test(s), if any, that should be performed on such modification prior to a determination of whether the modification should be formally accepted for incorporation into the Fibre Channel Driver Software. In the event that the Fibre Channel Driver Software Panel formally accepts the modification, the appropriate Party shall deliver the modification to Agilent in accordance with the schedule, if any, drafted by the Fibre Channel Driver Software Panel with respect to such delivery. Agilent shall then use its reasonable efforts to incorporate the modification into the Fibre

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              Channel Driver Software. In the event that the Fibre Channel
              Driver Software Panel stipulates that certain test(s) are to be performed on the modification, the appropriate Party shall deliver the modification to Agilent in accordance with the schedule, if any, drafted by the Fibre Channel Driver Software Panel with respect to such delivery. Upon receiving the modification, Agilent shall perform such test(s) in a timely manner and provide any and all results of such test(s) to the Fibre Channel Driver Software Panel for review and consideration. In addition to the above activities, the Fibre Channel Driver Software Panel may engage in activities reasonably related to the Fibre Channel Driver Software and the Fibre Channel Driver Software Modifications, including but not limited to developing a common reporting and documentation process, ensuring the Fibre Channel Driver Software is synchronized on a regular basis (e.g., every six months), conducting regular joint meetings to review bugs and enhancements, and working closely to train each other on the Parties' respective development efforts.

         6.4. RETENTION AND RELEASE OF MODIFICATIONS. Agilent shall maintain the master copy of the Fibre Channel Driver Software and deliver updated copies of the Fibre Channel Driver Software to Adaptec in accordance with a schedule agreed upon by the Fibre Channel Driver Software Panel and/or upon reasonable requests by Adaptec for copies of the Fibre Channel Driver Software.

         6.5. LICENSE GRANT TO MODIFICATIONS.

              6.5.1. AGILENT'S FIBRE CHANNEL DRIVER SOFTWARE MODIFICATIONS.
                  Agilent grants to Adaptec (i) an exclusive license for the term of this Agreement to use, copy, test, modify, certify, market, distribute, sell, price, sublicense, and support customers in the use of the Agilent Fibre Channel Driver Software Modifications as incorporated in the Fibre Channel Driver Software for use in the Adaptec Field of Use, and (ii) a license, exclusive except with respect to Agilent, to use, copy, test, modify, and certify the Agilent Fibre Channel Driver Software Modifications for the purpose of making Adaptec Fibre Channel Driver Software Modifications.

              6.5.2. ADAPTEC'S FIBRE CHANNEL DRIVER SOFTWARE MODIFICATIONS.
                  Adaptec grants to Agilent (i) an exclusive license for the term of this Agreement to use, copy, test, modify, certify, market, distribute, sell, price, sublicense, and support customers in the use of the Adaptec Fibre Channel Driver Software Modifications as incorporated in the Fibre Channel Driver Software for use in the Agilent Field of Use, and (ii) a license, exclusive except with respect to Adaptec, to use, copy, test, modify, and certify the Adaptec Fibre Channel Driver Software Modifications for the purpose of making Agilent Fibre Channel Driver Software Modifications.

              6.5.3. RESTRICTIONS ON LICENSES TO FIBRE CHANNEL DRIVER SOFTWARE
                  MODIFICATIONS. In no event may either Party disclose or distribute in source code format the Fibre Channel Driver Software Modifications of the other Party without receiving the prior written consent of the other Party. Notwithstanding the foregoing, Agilent may, without receiving Adaptec's prior consent, disclose and/or distribute the Fibre Channel Layer Code in source code format to those Agilent customers who require the Fibre Channel Layer Code for use in embedded designs.

              6.5.4. RESERVATION OF RIGHTS. Any rights to a Party's Fibre
                  Channel Driver Software Modifications that are not expressly granted to a Party in this Agreement are reserved by the other Party.

     7. FIBRE CHANNEL MANAGEMENT SOFTWARE AND MODIFICATIONS.

         7.1. FIBRE CHANNEL MANAGEMENT SOFTWARE.

         7.1.1. DEVELOPMENT BY ADAPTEC. Adaptec shall use reasonable efforts to develop the Fibre Channel Management Software in accordance with any and all Fibre Channel Management Software Specifications provided to Adaptec by the Fibre Channel Development Committee.

         7.1.2. CONSIDERATION FOR FIBRE CHANNEL MANAGEMENT SOFTWARE. Upon completion of the Fibre Channel Management Software, Adaptec will offer Agilent delivery of and license to the Fibre Channel Management Software at commercially reasonable royalty rates.

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         7.1.3. DELIVERY BY ADAPTEC. Upon the completion of the negotiations of the royalties to be paid by Agilent for the Fibre Channel Management Software, Adaptec shall deliver to Agilent a copy of the Fibre Channel Management Software. Adaptec shall deliver the Fibre Channel Management Software in a form and format mutually agreed upon by the Parties.

         7.1.4. LICENSE GRANT TO FIBRE CHANNEL MANAGEMENT SOFTWARE.

             Upon the completion of the negotiations of the royalties to be paid by Agilent for the Fibre Channel Management Software, Adaptec shall grant to Agilent an exclusive license for the term of the Agreement to (i) incorporate the Fibre Channel Management Software into products for use in the Agilent Field of Use,
                 (ii) use, copy, test, modify, market, distribute, sell, price, and sublicense the right to use the Fibre Channel Management Software as used in such products, and (iii) support customers in the use of the Fibre Channel Management Software as used in such products.

         7.1.5. ENFORCEMENT OF RIGHTS. Upon Agilent's being granted the license contained in Section 7.1.4 to the Fibre Channel Management Software, Agilent, as licensee of the Fibre Channel Management Software, shall have power and right, in the event that Adaptec,
              (i) having actual notice of an infringement, misappropriation, or any other violation of any and all intellectual property rights, excluding Adaptec's trademark rights, associated with the Fibre Channel Management Software (collectively, "Fibre Channel Management Software Infringement"), gives formal notice to Agilent of its decision not to take any action in response to such Fibre Channel Management Software Infringement, or (ii) fails to give such formal notice to Agilent within 10 business days of receiving actual notice of such violation, (x) to institute and prosecute at its own expense suits for such Fibre Channel Management Software Infringement, (y) to enjoin such Fibre Channel Management Software Infringement and to collect damages, profits, and awards of whatever nature recoverable for such Fibre Channel Management Software Infringement, and (z) to settle any claim or suit for such Fibre Channel Management Software Infringement by granting to the alleged infringer a sublicense to the Fibre Channel Management Software. Adaptec will assist Agilent and provide reasonably necessary cooperation to Agilent in such suits and settlements, including but not limited to assigning Agilent power of attorney and any other rights necessary for the prosecution of such suits and/or joining as party plaintiff in such suits if required by law for the prosecution of such suits. Agilent explicitly retains all rights and powers associated with its trademarks, regardless of whether any or all of such trademarks are associated with the Fibre Channel Management Software.

         7.1.6. RESERVATION OF RIGHTS. Any rights to the Fibre Channel Management Software that are not expressly granted to Agilent in this Agreement are reserved by Adaptec.

         7.2. MODIFICATIONS TO FIBRE CHANNEL MANAGEMENT SOFTWARE. Upon Agilent's being granted the license contained in Section 7.1.4 to the Fibre Channel Management Software, Sections 7.2.1. through 7.2.6 shall become effective.:

         7.2.1. MODIFICATIONS BY ADAPTEC. Adaptec shall use reasonable efforts to develop the Adaptec mandatory modifications to the Fibre Channel Management Software as determined by the Fibre Channel Development Committee, and may from time to time during the term of this Agreement make additional modifications to the Fibre Channel Management Software (collectively, the "Adaptec Fibre Channel Management Software Modifications"). Any and all Adaptec Fibre Channel Management Software Modifications shall be presented on a timely basis by Adaptec to the Fibre Channel Management Software Panel, as defined below, in a form and format specified by the Fibre Channel Management Software Panel for its consideration.

         7.2.2. MODIFICATIONS BY AGILENT. Agilent shall use its reasonable efforts to develop the Agilent mandatory modifications to the Fibre Channel Management Software as determined by the Fibre Channel Development Committee, and may from time to time during the term of this Agreement make additional modifications to the Fibre Channel Management Software (collectively, the "Agilent Fibre Channel Management Software Modifications"). Any and all Agilent Fibre Channel Management Software Modifications shall be presented on a timely basis by Agilent to the Fibre Channel Management Software Panel, as defined below, in a form and format specified by the Fibre Channel Management Software Panel for its consideration.

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         7.2.3. DELIVERY AND ACCEPTANCE OF MODIFICATIONS. A panel of two (2)
              engineering representatives from each Party (the "Fibre Channel Management Software Panel") will meet on a regular basis to present and discuss Adaptec Fibre Channel Management Software Modifications and Agilent Fibre Channel Management Software Modifications and to recommend which, if any, of such modifications should be incorporated into the Fibre Channel Management Software. The Fibre Channel Management Software Panel shall give priority to and consider in a timely manner all modifications submitted to it by the Parties in accordance with a Fibre Channel Management Software Modification Schedule. In the event that the Fibre Channel Management Software Panel recommends that a given Adaptec Fibre Channel Management Software Modification or a given Agilent Fibre Channel Management Software Modification be incorporated into the Fibre Channel Management Software, the Fibre Channel Management Software Panel may, in its sole discretion, either (i) formally accept such a modification for incorporation into the Fibre Channel Management Software or
              (ii) stipulate the test(s), if any, that should be performed on such modification prior to a determination of whether the modification should be formally accepted for incorporation into the Fibre Channel Management Software. In the event that the Fibre Channel Management Software Panel formally accepts the modification, the appropriate Party shall deliver the modification to Adaptec in accordance with the schedule, if any, drafted by the Fibre Channel Management Software Panel with respect to such delivery. Adaptec shall then use its reasonable efforts to incorporate the modification into the Fibre Channel Management Software. In the event that the Fibre Channel Management Software Panel stipulates that certain test(s) are to be performed on the modification, the appropriate Party shall deliver the modification to Adaptec in accordance with the schedule, if any, drafted by the Fibre Channel Management Software Panel with respect to such delivery. Upon receiving the modification, Adaptec shall perform such test(s) in a timely manner and provide any and all results of such test(s) to the Fibre Channel Management Software Panel for review and consideration. In addition to the above activities, the Fibre Channel Management Software Panel may engage in activities reasonably related to the Fibre Channel Management Software and the Fibre Channel Management Software Modifications, including but not limited to developing a common reporting and documentation process, ensuring the Fibre Channel Management Software is synchronized on a regular basis (e.g., every six months), conducting regular joint meetings to review bugs and enhancements, and working closely to train each other on the Parties' respective development efforts.

         7.2.4. RETENTION AND RELEASE OF MODIFICATIONS. Adaptec shall maintain the master copy of the Fibre Channel Management Software and deliver updated copies of the Fibre Channel Management Software to Agilent in accordance with a schedule agreed upon by the Fibre Channel Management Software Panel and/or upon reasonable requests by Agilent for copies of the Fibre Channel Management Software.

         7.2.5. LICENSE GRANT TO MODIFICATIONS.

              (a) ADAPTEC'S FIBRE CHANNEL MANAGEMENT SOFTWARE MODIFICATIONS.
                  Adaptec grants to Agilent (i) an exclusive license for the term of this Agreement to incorporate the Adaptec Fibre Channel Management Software Modifications into products for use in the Agilent Field of Use; market, distribute, sell, price, and sublicense the right to use the Adaptec Fibre Channel Management Software Modifications as used in such products; support customers in the use of the Adaptec Fibre Channel Management Software Modifications as used in such products; and (ii) a license, exclusive except with respect to Adaptec, to use, copy, test, modify, and certify the Adaptec Fibre Channel Management Software Modifications for the purpose of making Agilent Fibre Channel Management Software Modifications.

              (b) AGILENT'S FIBRE CHANNEL MANAGEMENT SOFTWARE MODIFICATIONS.
                  Agilent grants to Adaptec (i) an exclusive license for the term of this Agreement to incorporate the Agilent Fibre Channel Management Software Modifications into products for use in the Adaptec Field of Use; market, distribute, sell, price, and sublicense the right to use the Agilent Fibre Channel Management Software Modifications as used in such products; support customers in the use of the Agilent Fibre Channel Management Software Modifications as used in such products; and (ii) a license, exclusive except with respect to Agilent, to use, copy, test, modify, and certify the Agilent Fibre Channel Management Software Modifications for the purpose of making Adaptec Fibre Channel Management Software Modifications.

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              (c) RESTRICTIONS ON LICENSES TO FIBRE CHANNEL MANAGEMENT SOFTWARE
                  AND MODIFICATIONS. In no event may either Party disclose or distribute in source code format the Fibre Channel Management Software or Fibre Channel Management Software Modifications without receiving the prior written consent of the other Party.

         7.2.6. RESERVATION OF RIGHTS. Any rights to a Party's Fibre Channel Management Software Modifications that are not expressly granted to a Party in this Agreement are reserved by the other Party.

     8. BOARD DESIGNS.

         8.1. DELIVERY BY AGILENT. Within 30 days after the Effective Date, Agilent shall provide to Adaptec the then most current versions of the Board Designs and associated documentation. The Board Designs must conform to the Board Designs Specifications attached hereto as Exhibit G. Agilent shall deliver the Board Designs in a form and format mutually agreed upon by the Parties.

         8.2. LICENSE GRANT TO BOARD DESIGNS. Agilent grants to Adaptec a license, exclusive except with respect to Agilent, for the term of this Agreement to use, copy, test, modify, and certify the Board Designs, to manufacture and have manufactured Boards from the Board Designs, and to market, distribute, sell, price, sublicense, and support customers in the use of such Boards; provided, however, that such license grant to market, distribute, sell, price such Boards applies only to the extent that such Boards use and/or contain Chips.

         8.3. ENFORCEMENT OF RIGHTS. Adaptec, as licensee of the Board Designs, shall have power and right, in the event that Agilent, (i) having actual notice of an infringement, misappropriation, or any other violation of any and all intellectual property rights, excluding Agilent's trademark rights, associated with the Board Designs (collectively, "Board Designs Infringement"), gives formal notice to Adaptec of its decision not to take any action in response to such Board Designs Infringement, or (ii) fails to give such formal notice to Adaptec within 10 business days of receiving actual notice of such violation, (x) to institute and prosecute at its own expense suits for such Board Designs Infringement, (y) to enjoin such Board Designs Infringement and to collect damages, profits, and awards of whatever nature recoverable for such Board Designs Infringement, and (z) to settle any claim or suit for such Board Designs Infringement by granting to the alleged Infringer a sublicense to the Board Designs. Agilent will assist Adaptec and provide reasonably necessary cooperation to Adaptec in such suits and settlements, including but not limited to assigning Adaptec power of attorney and any other rights necessary for the prosecution of such suits and/or joining as party plaintiff in such suits if required by law for the prosecution of such suits. Adaptec explicitly retains all rights and powers associated with its trademarks, regardless of whether any or all of such trademarks are associated with the Board Designs.

         8.4. RESERVATION OF RIGHTS. Any rights to the Board Designs that are not expressly granted to Adaptec in this Agreement are reserved by Agilent.

     9. MODIFICATIONS TO BOARD DESIGNS.

         9.1. MODIFICATIONS BY AGILENT. From time to time during the term of this Agreement, Agilent may make modifications to the Board Designs (the "Board Designs Modifications").

         9.2. LICENSE GRANT TO MODIFICATIONS.

              9.2.1. AGILENT'S BOARD DESIGNS MODIFICATIONS. Agilent grants to
                  Adaptec an exclusive license for the term of this Agreement to use, copy, test, modify, certify, market, distribute, sell, price, sublicense, and support customers in the use of the Board Designs Modifications as incorporated in the Board Designs for use in the Adaptec Field of Use.

              9.2.2. RESERVATION OF RIGHTS. Any rights to the Board Designs
                  Modifications that are not expressly granted to Adaptec in this Agreement are reserved by Agilent.

     10. BRANDING.

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         10.1.BOARDS AND SOFTWARE. Adaptec will co-brand any and all Boards and associated marketing materials manufactured or sold by Adaptec, including but not limited to kit sleeves, datasheets, print advertising, and Web sites, with a primary brand consisting of Adaptec's name(s) and a secondary brand consisting of Agilent name(s). Branding of software drivers and BIOS will be decided at a later time based on maximizing market benefits for the Parties and development efficiency criteria. Should co-branding of software drivers and/or BIOS be required, Adaptec and Agilent brands will be treated equally.

         10.2.TRADEMARK LICENSE GRANT. Each Party grants to the other Party a non-exclusive license for the term of this Agreement to use and display to the extent required by Section 10.5.1 of this Agreement the trademarks, service marks and logos of the granting Party (the Party's "Marks"). Any use of the granting Party's Marks by the other Party shall strictly conform to the granting Party's trademark usage guidelines, which will be supplied by the granting Party at a later date.

     11. TECHNICAL ASSISTANCE AND SUPPORT. During the term of this Agreement, Agilent shall make available to Adaptec, free of charge, at Adaptec's request, a reasonable amount of ongoing technical assistance with respect to the Chips, the Fibre Channel Driver Software, the Agilent Fibre Channel Driver Software Modifications, the Boards, the Board Designs, and the Agilent Board Designs Modifications consistent with the needs of Adaptec's business.

     12. CONSIDERATION.

         12.1.CONSIDERATION FOR LICENSE GRANTS AND ASSIGNMENTS OF JOINT
              OWNERSHIP. In consideration for the Parties' duties, obligations, grants of license and assignments of joint ownership hereunder, Adaptec shall deliver to Agilent on the Effective Date a warrant for 1,160,000 shares of Adaptec Common Stock (the "Stock") and adhere to the payment structure attached hereto as Exhibit H ("Payment Structure").

         12.2 VALUE OF EXCLUSIVE LICENSE GRANTS. The exclusive licenses granted by Agilent to Adaptec under Sections 6.5 and 9.2 of this Agreement are valued at $12,500,000 (U.S.) by Adaptec, while the exclusive licenses granted by Adaptec to Agilent under Section 6.5 of this Agreement are valued at $3,600,000 (U.S.) by Agilent.

         12.3 ADAPTEC ALLOCATIONS. The Parties agree that 40% of Adaptec's total consideration under this Section 12 shall be attributed to the US rights granted to Adaptec under this Agreement and will be paid by Adaptec, Inc., and that the remaining 60% of Adaptec's total consideration under this Section 12 shall be attributed to the non-US rights granted to Adaptec under this Agreement and will be paid by Adaptec CI. Should any withholding taxes apply to any of the payments under this agreement, Adaptec agrees to gross-up the payments such that the net amount received by Agilent will be the full amount due under this agreement. Upon request by Adaptec, Agilent will affirm that Agilent received no benefit in Agilent's Federal tax returns from the withholding taxes imposed. To the extent Agilent receives a benefit for withholding taxes imposed on these payments, no gross-up of the payments will be required from Adaptec.

     13. REPRESENTATIONS AND WARRANTIES.

         13.1.POWER AND AUTHORITY. Each Party warrants that it has sufficient right and authority to grant, enter into, and perform its obligations under this Agreement.

         13.2.LIMITED WARRANTY. Agilent warrants to Adaptec that as of the Effective Date the Fibre Channel Driver Software and the Board Designs conform to and operate in conformance with (i) the Fibre Channel Driver Software Specifications and the Board Designs Specifications, and (ii) all government and industry performance requirements applicable to the Fibre Channel Driver Software and the Board Designs. Adaptec warrants to Agilent that the development of the Fibre Channel Management Software will be performed in a manner consistent with industry standards.

         13.3.DISCLAIMER OF OTHER WARRANTIES. THE WARRANTIES CONTAINED IN THIS
              SECTION 13 ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS AND IMPLIED INCLUDING, BUT NOT LIMITED

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

              TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

     14. INDEMNIFICATION.

         14.1.INDEMNIFICATION OF ADAPTEC. Agilent will, at its own expense, defend Adaptec and/or Adaptec's customers against and, subject to the limitations set forth herein, pay all costs and damages made in settlement or awarded against Adaptec and/or an Adaptec customer resulting from any claim based on an allegation that (i) the Fibre Channel Driver Software (except to the extent that the Fibre Channel Driver Software incorporates Adaptec Fibre Channel Driver Software Modifications), (ii) an Agilent Fibre Channel Driver Software Modification, (iii) a Board Design, a portion therof, and/or a Board Designs Modification, or (iv) an Agilent Mark (collectively for the purpose of this section, the "Agilent Deliverables") infringes any patent, trademark , copyright, or other intellectual property right, or misappropriates a trade secret of a third party, provided that Adaptec (a) gives Agilent prompt written notice of any such claim, (b) grants sole control to Agilent of the defense and settlement of the claims, and (c) provides Agilent with the information and assistance necessary for the defense and settlement of the claim at Agilent's expense. If an injunction is obtained in an action based on any such claim against the use by Adaptec or an Adaptec customer of an Agilent Deliverable by reason of such infringement, or if in Agilent's opinion such an injunction is likely to be obtained, Agilent may, at its sole option, either (x) obtain for Adaptec or the Adaptec customer the right to continue using the Agilent Deliverable, (y) replace or modify the Agilent Deliverable so that it becomes noninfringing but functionally equivalent to the enjoined Agilent Deliverable, or (z) if neither (x) nor (y) can be reasonably effected by Agilent, credit to Adaptec the consideration paid for the Agilent Deliverable under this Agreement.

         14.2.INDEMNIFICATION OF AGILENT. Adaptec will, at its own expense, defend Agilent and/or Agilent's customer against and, subject to the limitations set forth herein, pay all costs and damages made in settlement or awarded against Agilent and/or an Agilent customer resulting from any claim based on an allegation that (i) the Fibre Channel Management Software, (ii) the Adaptec Fibre Channel Driver Software Modifications, or (iii) an Adaptec Mark (collectively for the purpose of this section, the "Adaptec Deliverables") infringes any patent, trademark, copyright, or other intellectual property right, or misappropriates a trade secret of a third party, provided that Agilent (a) gives Adaptec prompt written notice of any such claim, (b) grants sole control to Adaptec of the defense and settlement of the claims, and (c) provides Adaptec with the information and assistance necessary for the defense and settlement of the claim at Adaptec's expense. If an injunction is obtained in an action based on any such claim against the use by Agilent or an Agilent customer of an Adaptec Deliverable by reason of such infringement, or if in Adaptec's opinion such an injunction is likely to be obtained, Adaptec may, at its sole option, either (x) obtain for Agilent or the Agilent customer the right to continue using the Adaptec Deliverable, (y) replace or modify the Adaptec Deliverable so that it becomes noninfringing but functionally equivalent to the enjoined Adaptec Deliverable, or (z) if neither (x) nor (y) can be reasonably effected by Adaptec, credit to Agilent the consideration paid for the Adaptec Deliverable under this Agreement.

     15. REMEDIES AND LIMITATIONS OF LIABILITY.

         In the event that either Party sells any Board of or into the other Party's Field of Use after the expiration of ninety (90) days after the Effective Date, the selling Party will pay the other Party a fee of 20% of the selling price of each such product sold. These fees are in addition to any fees or royalties paid by (i) Agilent, including but not limited to those for the Fibre Channel Management Software, and
         (ii) Adaptec as outlined in Exhibit H, and do not count toward the Minimum Royalty Payment to Agilent or the Royalty break level. Fees will be due within 30 days of the end of each calendar quarter. Upon fifteen (15) days' prior written notice to the other Party, either Party may, at its own expense, appoint an independent auditor, to whom the other Party has no reasonable objection, to audit and examine such records at the other Party's offices during normal business hours, for the purpose of confirming sales of Boards of or into a Party's Field of Use and the appropriate payment of fees pursuant to this provision. A Party may exercise audit rights pursuant to this Agreement no more than two (2) times within any calendar year.

         WITH THE EXCEPTION OF ANY LIABILITY ARISING FROM A BREACH OF AGILENT'S WARRANTY IN SECTION 13.2 AND/OR A PARTY'S OBLIGATION UNDER SECTIONS 14 AND 16,

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

         IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR
         ANY LOST PROFITS OR FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR OTHER SPECIAL DAMAGES SUFFERED BY SUCH PARTY, ITS CUSTOMERS OR OTHERS ARISING OUT OF OR RELATED TO THIS AGREEMENT, FOR ALL CAUSES OF ACTION OF ANY KIND (INCLUDING TORT, CONTRACT, NEGLIGENCE, STRICT LIABILITY AND BREACH OF WARRANTY) EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL EITHER PARTY'S LIABILTY TO THE OTHER EXCEED THE MINIMUM AMOUNTS SCHEDULED TO BE PAID BY ADAPTEC TO AGILENT UNDER THE TERM OF THIS AGREEMENT.

     16. CONFIDENTIALITY.

         16.1.OBLIGATIONS. Adaptec and Agilent understand and agree that in the performance of this Agreement each Party may have access to nonpublic or confidential information of the other Party including, but not limited to, information about customers, trade secrets, marketing and business plans and technical information, which is designated as confidential by the disclosing Party in writing, whether by letter or by the use of a proprietary stamp or legend, prior to or at the time it is disclosed to the other Party ("Confidential Information"). Both Parties agree that the terms of this Agreement, including without limitation the financial terms of this Agreement such as the pricing, shall be deemed Confidential Information owned by the other Party hereto.

              In addition, information that is orally disclosed to the other Party shall constitute Confidential Information if within thirty
              (30) days after such disclosure the disclosing Party delivers to the receiving Party a written document describing such Confidential Information and referencing the place and date of such oral disclosure and the names of the employees of the Party to whom such disclosure was made. Each Party agrees that: (i) all Confidential Information shall remain the exclusive property of the owner; (ii) it shall maintain, and shall use reasonably prudent methods to cause its employees and agents to maintain, the confidentiality and secrecy of the Confidential Information, according to the same standard of care the receiving Party uses to safeguard its own confidential information but in any event it shall not use less than a reasonable degree of care (iii) it shall not, and shall use reasonably prudent methods to ensure that its employees and agents do not, copy, publish, disclose to others or use (other than pursuant to the terms hereof) the Confidential Information; and (iv) it shall return or destroy all copies of Confidential Information upon request of the other Party. Each Party, however, may disclose Confidential Information of the other Party pursuant to the order or requirement of a court, administrative agency, or other governmental body, provided that the receiving Party gives reasonable notice to the other Party to contest such order or requirement. Any such disclosure by the receiving Party of the Confidential Information of the disclosing Party, will, in no way, be deemed to change, affect or diminish the confidential and proprietary status of such Confidential Information.

         16.2. EXCEPTIONS. Notwithstanding the foregoing, Confidential Information shall not include any information to the extent it:

              (a) is or becomes a part of the public domain through no act or omission on the part of the receiving Party;

              (b) is disclosed to third parties by the disclosing Party without restriction on such third parties;

              (c) is in the receiving Party's possession, without actual or constructive knowledge of an obligation of confidentiality with respect thereto, at or prior to the time of disclosure under this Agreement;

              (d) is disclosed to the receiving Party by a third party having no obligation of confidentiality with respect thereto;

              (e) is independently developed by the receiving Party without reference to the disclosing Party's Confidential Information; or

              (f) is released from confidential treatment by written consent of the disclosing Party.

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

     17. DISPUTE RESOLUTION. In the event of disagreement with respect to any aspect of this Agreement, the Parties agree to discuss in good-faith to reach an amicable resolution, and to escalate such resolution process to the appropriate members of their respective management organizations who have the power and authority to achieve a successful resolution.

     18. TERM AND TERMINATION.

         18.1.TERM. The term of this Agreement will commence on the Effective
              Date and will continue for four (4) years, unless it is terminated earlier in accordance with the provisions hereof.

         18.2. TERMINATION AND EFFECT OF TERMINATION.

              18.2.1. TERMINATION. Agilent or Adaptec, as the case may be, will have the right to terminate this Agreement if the nonterminating Party breaches any material term or condition of this Agreement and fails to cure such breach within thirty (30) days after written notice.

              18.2.2. EFFECT OF TERMINATION.

              (a) TERMINATION BY AGILENT. If the Agreement is terminated by Agilent based on a breach of a material term or condition of this Agreement by Adaptec, Adaptec will have the option of either (1) providing all remaining consideration referenced in Section 12 and pursuant to the schedule of minimum royalty payments referenced in Exhibit H of this Agreement within sixty (60) days of the effective date of termination, in which case and at such time Adaptec and Agilent will be granted all rights under this Agreement as if the Agreement had expired, or (2) providing no further consideration, in which case Adaptec shall receive no further license or ownership rights to the Board Designs, the Board Designs Modifications, the Fibre Channel Driver Software, the Agilent Fibre Channel Management Software Modifications, or the Agilent Fibre Channel Driver Software Modifications and Agilent shall receive, at Adaptec's sole option, either (i) the right to purchase, at a fee to be determined by an independent third party mutually agreed upon by the Parties, joint ownership rights to the Fibre Channel Management Software, the Adaptec Fibre Channel Management Software Modifications, and the Adaptec Fibre Channel Driver Software Modifications, or (ii) a worldwide, irrevocable and perpetual license, at a fee to be determined by an independent third party mutually agreed upon by the Parties, to sell, modify, and distribute the Fibre Channel Management Software, the Adaptec Fibre Channel Management Software Modifications, and the Adaptec Fibre Channel Driver Software Modifications, provided, however, that Agilent may exercise such rights under the applicable subsection (i) or (ii) only in conjunction with the sale of products based on Chips.

              (b) TERMINATION BY ADAPTEC. If the Agreement is terminated by Adaptec based on a breach of a material term or condition of this Agreement by Agilent, (i) Agilent shall receive, at Adaptec's sole option, either (x) the right to purchase, at a fee to be determined by an independent third party mutually agreed upon by the Parties, joint ownership rights to the Fibre Channel Management Software, the Adaptec Fibre Channel Management Software Modifications, and the Adaptec Fibre Channel Driver Software Modifications, or (y) a worldwide, irrevocable and perpetual license, at a fee to be determined by an independent third party mutually agreed upon by the Parties, to sell, modify, and distribute the Fibre Channel Management Software, the Adaptec Fibre Channel Management Software Modifications, and the Adaptec Fibre Channel Driver Software Modifications, provided, however, that Agilent may exercise such rights under the applicable subsection (x) or (y) only in conjunction with the sale of products based on Chips, and (ii) Adaptec will be granted all rights as if the Agreement had expired, provided that Adaptec provides Agilent with a residual payment ("Residual Payment") as calculated using the following formula:

                  Residual Payment = ($60 million multiplied by (number of months from the Effective Date to the date of termination divided by 48)) minus (the aggregate royalties paid by Adaptec to Agilent prior to the date of termination pursuant to the schedule of royalty payments referenced in the "Sale of Boards to Third Parties by Adaptec" section of Exhibit H).

              However, if the calculation of the Residual Payment results in an amount less than zero, then no payment will be required by Adaptec to Agilent to receive all the ownership rights as if the Agreement had expired.

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

         18.3. EFFECT OF EXPIRATION.

              18.3.1. FIBRE CHANNEL DRIVER SOFTWARE AND AGILENT FIBRE CHANNEL
                  DRIVER SOFTWARE MODIFICATIONS.

                  (a) ASSIGNMENT AND GRANT TO ADAPTEC. Upon expiration of this Agreement, Adaptec will be deemed to receive and Agilent hereby irrevocably (i) transfers and assigns to Adaptec an undivided joint ownership interest in and to all versions of the Fibre Channel Driver Software and Agilent Fibre Channel Driver Software Modifications, including all copyrights, trade secrets, and any other intellectual property rights recognized in any country excluding trademarks and patents (for purposes of this Section 18.3.1, "Intellectual Property Rights"), and
                  (ii) grants a non-exclusive, world-wide, royalty-free, fully-paid, irrevocable, perpetual license to all current and future worldwide patents and patent applications owned or licensed by Agilent related to or arising from the Fibre Channel Driver Software and Agilent Fibre Channel Driver Software Modifications, including the right to sublicense such patents, for any and all purposes consistent with Adaptec's joint ownership interest in and to all versions of the Fibre Channel Driver Software and Agilent Fibre Channel Driver Software Modifications (for purposes of this Section 18.3.1, "Adaptec Patent Rights"), provided, however, that Adaptec may exercise such ownership and license rights only in conjunction with the sale of products based on Chips or future versions of Chips. Notwithstanding the foregoing, Adaptec may exercise such ownership and license rights without restriction upon the discontinuance by Agilent and/or its successors of the supply or development of Chips and future versions of Chips. Agilent will render to Adaptec any and all customary and reasonable assistance requested by Adaptec, including but not limited to the execution and delivery of any additional documents, in order for Adaptec to acquire, transfer, perfect, register, maintain and enforce Adaptec's joint ownership interest, Intellectual Property Rights, and Patent Rights in the Fibre Channel Driver Software and Agilent Fibre Channel Driver Software Modifications, in any and all countries throughout the world. Any transfer or assignment of any or all of Agilent's rights in the Fibre Channel Driver Software and/or Agilent Fibre Channel Driver Software Modifications to a third party, including but not limited to any entity owned or controlled by Agilent, shall be subject to such third party's assumption of Agilent's obligations contained in this Section 18.3.1.

                  (b) CONDITIONS. Adaptec's and Agilent's joint ownership rights in the Fibre Channel Driver Software and Agilent Fibre Channel Driver Software Modifications are subject to the following conditions. Upon fifteen (15) days prior written notice to Adaptec, Agilent may, at its own expense, appoint an independent auditor, to whom Adaptec has no reasonable objection, to audit and examine such records at Adaptec's offices during normal business hours, solely for the purpose of confirming that Adaptec's exercise of its ownership rights in the Fibre Channel Driver Software and Fibre Channel Driver Software Modifications is done so in accordance with Section 18.3.1(a).

              18.3.2. ADAPTEC FIBRE CHANNEL DRIVER SOFTWARE MODIFICATIONS. Upon
                  expiration of this Agreement, Agilent will be deemed to receive and Adaptec hereby grants to Agilent effective as of the date of expiration, a worldwide, irrevocable, perpetual, fully-paid and royalty-free license to the Adaptec Fibre Channel Driver Software Modifications. Adaptec agrees to cooperate in all ways reasonably requested by Agilent in order to affirm, confirm and give effect to such license, including without limitation the execution of documents, for registration with government agencies or for any other reasonable purpose.

              18.3.3. FIBRE CHANNEL MANAGEMENT SOFTWARE AND FIBRE CHANNEL
                  MANAGEMENT SOFTWARE MODIFICATIONS. Upon expiration of this Agreement, the Parties shall negotiate in good faith the consideration to be paid (i) by Agilent for a license to the Fibre Channel Management Software and the Adaptec Fibre Channel Management Software Modifications, and (ii) by Adaptec for a license to the Agilent Fibre Channel Management Software Modifications. Upon the completion of such negotiations, Adaptec shall grant to Agilent a worldwide, irrevocable and perpetual license to sell, modify, and distribute the Fibre Channel Management Software and Adaptec Fibre Channel Management Software Modifications and Agilent shall grant to Adaptec a worldwide, irrevocable and perpetual license to sell, modify, and distribute the Agilent Fibre Channel Management Software Modifications, provided, however, that each Party may exercise such license rights only in conjunction with the sale of products, including but not limited to Boards, that use, incorporate, or are based on

                  Chips or future versions of Chips. Notwithstanding the foregoing, upon the discontinuance by Agilent and/or its successors of the supply or development of Chips and future versions of Chips (i) Adaptec may exercise such ownership and license rights without restriction, and (ii) Agilent's rights to the Fibre Channel Management Software and the Adaptec Fibre Channel Management Software Modifications shall be terminated. Each Party agrees to cooperate in all ways reasonably requested by the other Party in order to affirm, confirm and give effect to such licenses, including without limitation the execution of documents, for registration with government agencies or for any other reasonable purpose.

                  Each Party's license rights under this Section 18.3.3 are subject to the following conditions. Upon fifteen (15) days prior written notice to the other Party, either Party may, at its own expense, appoint an independent auditor, to whom the other Party has no reasonable objection, to audit and examine such records at the other Party's offices during normal business hours, solely for the purpose of confirming that the other Party's exercise of its license rights under this
                  Section 18.3.3 is done so in accordance with this Section 18.3.3.

              18.3.4. BOARD DESIGNS AND BOARD DESIGNS MODIFICATIONS.

                  (a) Assignment and Grant to Adaptec. Upon expiration of this Agreement, Adaptec will be deemed to receive and Agilent hereby irrevocably (i) transfers and assigns to Adaptec an undivided joint ownership interest in and to all versions of the Board Designs and Board Designs Modifications, including all copyrights, trade secrets, and any other intellectual property rights recognized in any country excluding trademarks and patents (for purposes of this Section 18.3.4, "Intellectual Property Rights"), and (ii) grants a non-exclusive, world-wide, royalty-free, fully-paid, irrevocable, perpetual license to all current and future worldwide patents and patent applications owned or licensed by Agilent related to or arising from the Board Designs and Board Designs Modifications, including the right to sublicense such patents, for any and all purposes consistent with Adaptec's joint ownership interest in and to all versions of the Board Designs and Board Designs Modifications (for purposes of this
                  Section 18.3.4, "Adaptec Patent Rights"), provided, however, that Adaptec may exercise such ownership and license rights only in conjunction with the sale of products, including but not limited to Boards, that use, incorporate, or are based on Chips or future versions of Chips. Notwithstanding the foregoing, Adaptec may exercise such ownership and license rights without restriction upon the discontinuance by Agilent and/or its successors of the supply or development of Chips and future versions of Chips. Agilent will render to Adaptec any and all customary and reasonable assistance requested by Adaptec, including but not limited to the execution and delivery of any additional documents, in order for Adaptec to acquire, transfer, perfect, register, maintain and enforce Adaptec's joint ownership interest, Intellectual Property Rights, and Patent Rights in the Board Designs and Board Designs Modifications, in any and all countries throughout the world. Any transfer or assignment of any or all of Agilent's rights in the Board Designs and Board Designs Modifications to a third party, including but not limited to any entity owned or controlled by Agilent, shall be subject to such third party's assumption of Agilent's obligations contained in this
                  Section 18.3.4 to grant Adaptec Patent Rights to Adaptec.

                  (b) Conditions. Adaptec's and Agilent's joint ownership rights in the Board Designs and Board Designs Modifications are subject to the following conditions Upon fifteen (15) days prior written notice to Adaptec, Agilent may, at its own expense, appoint an independent auditor, to whom Adaptec has no reasonable objection, to audit and examine such records at Adaptec's offices during normal business hours, solely for the purpose of confirming that Adaptec's exercise of its ownership rights in the Board Designs and the Board Designs Modifications is done so in accordance with Section 18.3.4(a).

          18.4. SURVIVAL. The Parties' rights and obligations provided in Sections 13, 14, 15, 16, 18.2, 18.3, 18.4, and 22 will survive the expiration or termination of this Agreement.

     19. NON-SOLICITATION. During the term of this Agreement, each Party will not, without the prior written consent of the other Party, directly solicit for employment any person who is employed by the other Party and whose employment for the other Party is substantially related to Fibre Channel technology or business.

         Notwithstanding the foregoing, either Party may make general solicitations, including through newspaper advertisements or similar advertisements, so long as such solicitations are not specifically directed towards employees of the other Party.

     20. RIGHT TO BID ON ACQUISITION OF BUSINESS. During the term of this Agreement, prior to allowing any third party to acquire rights of any kind to Agilent's Fibre Channel business (the "Agilent Fibre Channel Business"), Agilent will, in good faith, inform Adaptec, in writing, of the intent to sell such rights in the Agilent Fibre Channel Business. During the term of this Agreement, prior to allowing any third party to acquire rights of any kind in Adaptec's Fibre Channel business (the "Adaptec Fibre Channel Business"), Adaptec will, in good faith, inform Agilent, in writing, of the intent to sell such rights in the Adaptec Fibre Channel Business.

     21. OTHER ADAPTEC PRODUCTS. Adaptec will consider Agilent Fibre Channel technology as its first choice for use in other Adaptec products such as RAID controllers or switches. However, Adaptec reserves the right to use a supplier other than Agilent for Fibre Channel in these other applications if Adaptec reasonably deems necessary due to good cause.

     22. GENERAL.

         22.1.WAIVER AND MODIFICATIONS. No failure of either Party to exercise or enforce any of its rights under this Agreement will act as a waiver of such rights. Any waiver, amendment or other modification of any provision of this Agreement will be effective only if in writing and signed by the Parties.

         22.2.INDEPENDENT CONTRACTORS. The Parties are independent contractors. There is no relationship of partnership, joint venture, employment, franchise or agency between the Parties. Neither Party will have the power to bind the other or incur obligations on the other's behalf without the other's prior written consent.

         22.3.PUBLICITY. Within 30 days of the Effective Date, the Parties shall issue a joint press release. Thereafter, the Parties will use reasonable efforts to coordinate any of their respective marketing and promotional activities reasonably related to the subject matter of this Agreement.

         22.4.NOTICES. All notices and demands hereunder will be in writing and will be served by personal service, mail or confirmed facsimile transmission at the address of the receiving Party set forth in this Agreement (or at such different address as may be designated by such Party by written notice to the other Party). All notices or demands by mail shall be by certified or registered airmail, return receipt requested, and shall be deemed complete upon receipt.

                  Legal notices to Adaptec will be addressed to:

                           Bob Schultz

                           Address:
                           Adaptec, Inc.
                           691 South Milpitas Boulevard
                           Milpitas, California 95035

                           Phone: (408) 957-6721

                           Fax: (408) 957-6670

                  with a copy to:

                           Dana Miles

                           Address:
                           Adaptec, Inc.
                           691 South Milpitas Boulevard

                           Milpitas, California 95035

                           Phone: (408) 957-4972

                           Fax: (408) 957-7137

                  Legal notices to Agilent will be addressed to:

                           Julian Elliott

                           Address:
                           Agilent Technologies, Inc.
                           350 West Trimble Road, MS 90TZ
                           San Jose, California 95131-1008

                           Phone: (408) 435-4668

                           Fax: (408) 435-6445

                  with a copy to:

                           Keith Shandalow

                           Address:
                           Agilent Technologies, Inc.
                           3000 Hanover Street, MS 20BQ
                           Palo Alto, California 94304-1112

                           Phone: (650) 857-4460

                           Fax: (650) 857-3710

         22.5. ATTORNEYS' FEES. In the event any litigation is brought by either Party in connection with this Agreement, the prevailing Party in such litigation shall be entitled to recover from the other Party all reasonable costs and attorneys' fees incurred by such prevailing Party in the litigation.

         22.6. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California and the United States, without regard to or application of provisions relating to conflicts of law. Any litigation arising under this Agreement will be brought exclusively in the Superior Court in and for the County of Santa Clara, California and the Parties hereby consent to the personal jurisdiction and venue therein.

         22.7. SEVERABILITY. In the event that any of the provisions of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be unenforceable, such provision will be enforced to the maximum extent permissible and the remaining portions of this Agreement shall remain in full force and effect.

         22.8. FORCE MAJEURE. Neither Party shall be liable to the other for delays or failures in performance resulting from causes beyond the reasonable control of that Party, including, but not limited to, acts of God, labor disputes or disturbances, material shortages or rationing, riots, acts of war, governmental regulations, communication or utility failures, or casualties. In the event that Agilent fails to deliver the Fibre Channel Driver Software due to such causes, Adaptec may suspend this Agreement in whole or in part for the duration of the delaying cause. Agilent shall resume performance under this Agreement immediately after the delaying cause ceases and, at Adaptec's option, extend the then current term period for a period equivalent to the length of time the excused delay endured.

         22.9. ENTIRE AGREEMENT. This Agreement, including all exhibits, constitutes the complete and exclusive agreement between the Parties pertaining to the subject matter hereof, and supersedes in their entirety any and all written or oral agreements previously existing between the Parties with respect to such subject matter.

         22.10. ASSIGNMENT. This Agreement may not be assigned in whole or in part by either Party without consent of the other, which consent will not be unreasonably withheld, except that either Party may assign (subject to any rights of the other Party) all of such Party's rights and obligations under this Agreement in the event of a merger, reorganization or sale of substantially all of its assets.

        ADAPTEC, INC.                        AGILENT TECHNOLOGIES, INC.

        BY:  /s/ Robert L. Schultz, Jr.      BY:  /s/ William P. Sullivan
            ---------------------------          ---------------------------

        TITLE:  Chief Operating Officer      TITLE:  Senior Vice President,
                                                     Semiconductor Products


        ADAPTEC CI, LTD.

        BY:  /s/ J. Peter Campagna
            ---------------------------

        TITLE:  Vice President and Treasurer

                                    EXHIBIT A
                         BOARD AND CHIP SUPPLY AGREEMENT

                                (TO BE SUPPLIED)

                                    EXHIBIT B
                               CHIP SPECIFICATIONS

                           (TO BE SUPPLIED BY PARTIES)

PLEASE REFERENCE THE TACHYON TL/TS USER MANUAL AND THE TACHYON XL2 USER MANUAL

                                    EXHIBIT C
                  FIBRE CHANNEL DRIVER SOFTWARE SPECIFICATIONS

Driver Architecture Specification for the Agilent PCI Fibre Channel Host Bus Adapter
IOCTL Specification and Design Document for NetWare OS Layer
IOCTL Specification and Design Document for NT OS Layer
IOCTL Specification and Design Document for UnixWare OS Layer
Fibre Channel, SCSI-3 Addressing and Mux Addressing: Yet Another Mapping Scheme Tachyon BIOS for IA-32
Tachyon BIOS Configuration Software for IA-32

                                    EXHIBIT D
                              BOARD SPECIFICATIONS

HHBA-5100 and HHBA-5101 Data Sheet
HHBA-5121 Data Sheet
HHBA-5220 and HHBA-5221 Data Sheet
Tachyon TL Single Channel PCI to Fibre Channel HBA Product Definition (see page 8 thru 10)
Tachyon TS Single Channel PCI to Fibre Channel HBA Product Definition (see page 8 thru 10)
Raven Product Definition (see page 27 thru 30)

                                    EXHIBIT E
                   INITIAL FIBRE CHANNEL DEVELOPMENT SCHEDULE

                          SEE ATTACHED POWER POINT FILE

                                     EXHIBIT F

                               INITIAL DELIVERABLES

A. Fibre Channel Driver Software, in source and object code format, (most recent released or development version to be delivered by Agilent within 30 days of Effective Date)
1. For OS level drivers and Fiber Channel layer code:
Drivers/HIM software for following operating systems:
Windows NT 4.0 Service Pack 5 including Enterprise and Advanced Server Windows 2000 including Enterprise and Advanced Server
Solaris - x86
NetWare 4.2 and 5.0
Linux (Red Hat 6.1)
UnixWare 7.1
2. BIOS code

B. Boards
1. To be delivered by Agilent within 30 days of Effective Date: five (5) of each of the following boards: HHBA 5100, HHBA 5101, HHBA 5121.
2. To be delivered by Agilent within 90 days of Effective Date: one-hundred
(100) of each of the following boards: HHBA 5100, HHBA 5101, HHBA 5121.
3. To be delivered by Agilent as soon as available: samples of HHBA 5220 and HHBA 5221.

C. Board Designs (all to be delivered by Agilent within 30 days of Effective
Date)
1. For the following boards HHBA 5100, HHBA 5101, HHBA 5121, HHBA 5220, HHBA 5221: schematic capture, BOM's, design rules, mechanical information, Gerber files or equivalent, and anything else required for Adaptec to manufacture.

D. Start-Up Period (all to be provided by Agilent as agreed per definition with Adaptec):
engineering training
sales/market training
test methodologies

E. Datasheets and product definitions for driver software and boards listed above

                                    EXHIBIT G

                          BOARD DESIGNS SPECIFICATIONS

Schematics

Component libraries

Approved vendor list for any parts on the boards

Board Designs Guide lines for:
         Critical tolerances
         Stack up of layers
         Impedance requirements
         Mechanical specifications

Gerber Files

PAL Programming Equations

Testing methodologies and processes for:
         Functional / Design Verification testing
         Environmental and Agency testing (FCC, CE, VCCI, UL....)
         Functional Testers
         ICT testers

                                    EXHIBIT H
                                PAYMENT STRUCTURE

         SALE OF CHIPS TO ADAPTEC BY AGILENT:
         Adaptec shall pay Agilent for Chips at a set price. In no event shall such price be greater than Agilent's then most favorable OEM pricing. Best OEM pricing is set on parts shipping at the time of the execution of this Definitive Agreeement and will be revised at three month intervals thereafter. If no parts are shipping at the time of execution of this Agreement, initial pricing will be set on the basis of best prototype quote for the delivery timeframe and at the time of quote. Strategic alliance partnerships are excluded from this pricing. Strategic alliance partners are defined as Intel and those entities with which Agilent co-develops Chips (supplied silicon gates or Verilog code to be used in such Chips).

         SALE OF BOARDS TO ADAPTEC BY AGILENT:
         In the event that Agilent manufactures Boards for Adaptec, Agilent will sell Boards to Adaptec at a price to be negotiated. In no event shall such price be greater than Agilent's then most favorable OEM pricing. Best OEM pricing is set on parts shipping at the time of the execution of this Definitive Agreement and will be revised at three month intervals thereafter. If no parts are shipping at the time of execution of this Agreement, initial pricing will be set on the basis of best prototype quote for the delivery timeframe and at the time of quote.

         SALE OF BOARDS TO THIRD PARTIES BY ADAPTEC:
         For Boards sold by Adaptec, Adaptec will receive all revenue. Adaptec will pay Agilent a royalty on a quarterly-basis over the 4 years following the Effective Date based on such revenues as set forth in the following chart, but in no event shall Adaptec pay Agilent less than the minimum royalty payment as set forth in the following chart. The annual Minimum Royalty Payment, and any additional annual Royalty Payments, shall be calculated and made in full per the following schedule by Adaptec to Agilent within forty-five (45) days of the end of each 12-month period after this Agreement is executed.

         Upon fifteen (15) days' prior written notice to the other Party, either Party may, at its own expense, appoint an independent auditor, to whom the other Party has no reasonable objection, to audit and examine such records at the audited Party's offices during normal business hours, for the purpose of confirming the audited Party's sales of Boards to third parties and the appropriate amount of royalties to be paid.

                                                    YEAR 1   YEAR 2   YEAR 3   YEAR 4    YEAR 5
        ROYALTY % (UP TO ROYALTY BREAK LEVEL)       20%       20%      20%      20%        0%
        ROYALTY % (ABOVE ROYALTY BREAK LEVEL)        5%        5%       5%       5%        0%
        ROYALTY BREAK LEVEL                         $6M      $12M     $22M     $33M
        MINIMUM ROYALTY PAYMENT TO AGILENT          $6M      $12M     $18M     $24M       $0

         SALE OF BOARDS BY AGILENT:

         For Boards sold to third parties, Agilent will be responsible for all activities and will receive all the revenue.